ICON Income Fund Ten, LLC

Annual Portfolio Overview

2012

ICON Income Fund Ten, LLC

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

10% Status Report	2

Transactions with Related Parties	2

Financial Statements	8

Forward Looking Information	8

ICON Income Fund Ten, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Annual Portfolio Overview for the year ended December 31, 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions. Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

As of December 31 2012, our portfolio consisted of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax product tankers.
Expiration Date:	11/14/2013

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Date:	03/31/2016 03/31/2017

ICON Income Fund Ten, LLC

10% Status Report

As of December 31, 2012, the two Aframax product tankers bareboat chartered to AET, Inc. Limited (“AET”) and the two container vessels bareboat chartered to ZIM Israel Navigation Co. Ltd. (“ZIM”) each individually constituted at least 10% of the aggregate purchase price of our investment portfolio. The ZIM vessels are scheduled to remain on bareboat charter during the 2013 calendar year, while the bareboat charters for the AET vessels expire in November 2013.

As of December 31, 2012, the bareboat charters for the two container vessels had fifty-one and thirty-nine monthly payments remaining, while the bareboat charters for the two Aframax product tankers each had eleven monthly payments remaining. To the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the year ended December 31, 2012, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $338,000 and $183,000, respectively.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $98,486 and $56,819 for the years ended December 31, 2012 and 2011, respectively.  Additionally, our Manager’s interest in our net loss was $24,139 and $77,747 for the years ended December 31, 2012 and 2011, respectively.

ICON Income Fund Ten, LLC

Transactions with Related Parties (continued)

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the years ended December 31, 2012 and 2011 were as follows:

Entity	Capacity	Description	2012	2011
ICON Capital, LLC	Manager	Management fees (1)	$224,216	$564,350
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	273,489	735,260
			$497,705	$1,299,610

(1)  Amount charged directly to operations.

At December 31, 2012 and 2011, the Fund had a net payable of $0 and $111,615, respectively, due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$1,805,049	$6,171,596
Current portion of net investment in finance leases	10,304,383	183,913
Current portion of notes receivable	-	422,568
Other current assets	92,754	38,341
Total current assets	12,202,186	6,816,418
Non-current assets:
Net investment in finance leases, less current portion	29,726,814	39,832,259
Notes receivable, less current portion	-	20,097
Investment in joint ventures	710,564	8,378,185
Other non-current assets	24,800	25,717
Total non-current assets	30,462,178	48,256,258
Total assets	$42,664,364	$55,072,676

Liabilities and Equity
Current liabilities:
Due to Manager and affiliates	$-	$111,615
Accrued expenses	45,885	162,530
Indemnification liability	372,143	357,211
Other current liabilities	13,481	45,205
Total liabilities	431,509	676,561

Commitments and contingencies

Equity:
Members’ equity:
Additional members	43,138,938	55,278,766
Manager	(876,685)	(754,060)
Accumulated other comprehensive loss	(57,405)	(148,725)
Total members’ equity	42,204,848	54,375,981
Noncontrolling interests	28,007	20,134
Total equity	42,232,855	54,396,115
Total liabilities and equity	$42,664,364	$55,072,676

ICON Income Fund Ten, LLC

Financial Statements                                                                                                       (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Comprehensive Loss

	Years Ended December 31,
	2012	2011
Revenue and other income:
Rental income	$4,944	$491,946
Finance income	6,786,973	6,356,297
Servicing income	-	4,277,587
Loss from investment in joint ventures	(7,815,624)	(8,762,029)
Net gain on sales of equipment and unguaranteed residual values	-	854,915
Gain on sale of equity interest in Pretel	-	1,917,549
Interest and other income	10,429	442,036
Total revenue and other income	(1,013,278)	5,578,301
Expenses:
Management fees	224,216	564,350
Administrative expense reimbursements	273,489	735,260
General and administrative	894,412	6,785,303
Depreciation and amortization	590	1,402,745
Impairment loss	-	3,976,983
Total expenses	1,392,707	13,464,641
Net loss	(2,405,985)	(7,886,340)
Less: net income (loss) attributable to noncontrolling interests	7,873	(111,640)
Net loss attributable to Fund Ten	(2,413,858)	(7,774,700)

Other comprehensive income:
Change in fair value of derivative financial instruments	92,471	191,674
Currency translation adjustments	(1,151)	938
Total other comprehensive income	91,320	192,612
Comprehensive loss	(2,314,665)	(7,693,728)
Less: comprehensive income (loss) attributable to noncontrolling interests	7,873	(111,693)
Comprehensive loss attributable to Fund Ten	$(2,322,538)	$(7,582,035)

Net loss attributable to Fund Ten allocable to:
Additional members	$(2,389,719)	$(7,696,953)
Manager	(24,139)	(77,747)
	$(2,413,858)	$(7,774,700)

Weighted average number of additional shares of limited liability company
interests outstanding	148,211	148,211
Net loss attributable to Fund Ten per weighted average additional
share of limited liability company interests outstanding	$(16.12)	$(51.93)

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	148,211	$68,395,072	$(621,572)	$(1,964,780)	$65,808,720	$131,642	$65,940,362

Net loss	-	(7,696,953)	(77,747)	-	(7,774,700)	(111,640)	(7,886,340)
Change in fair value of
derivative financial instruments	-	-	-	191,674	191,674	-	191,674
Currency translation
adjustments	-	-	-	991	991	(53)	938
Investment by noncontrolling
interest in subsidiary	-	(611,132)	(6,173)	-	(617,305)	775,944	158,639
Stock based compensation
in subsidiary	-	816,839	8,251	-	825,090	275,030	1,100,120
Sale of subsidiary	-	-	-	1,623,390	1,623,390	(258,160)	1,365,230
Cash distributions	-	(5,625,060)	(56,819)	-	(5,681,879)	(792,629)	(6,474,508)
Balance, December 31, 2011	148,211	55,278,766	(754,060)	(148,725)	54,375,981	20,134	54,396,115

Net (loss) income	-	(2,389,719)	(24,139)	-	(2,413,858)	7,873	(2,405,985)
Change in fair value of
derivative financial instruments	-	-	-	92,471	92,471	-	92,471
Currency translation
adjustments	-	-	-	(1,151)	(1,151)	-	(1,151)
Cash distributions	-	(9,750,109)	(98,486)	-	(9,848,595)	-	(9,848,595)
Balance, December 31, 2012	148,211	$43,138,938	$(876,685)	$(57,405)	$42,204,848	$28,007	$42,232,855

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,405,985)	$(7,886,340)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Finance income	(6,786,973)	(6,356,297)
Loss from investment in joint ventures	7,815,624	8,762,029
Net gain on sales of equipment and unguaranteed residual values	-	(854,915)
Gain on sale of equity interest in Pretel	-	(1,917,549)
Depreciation and amortization	590	1,402,745
Impairment loss	-	3,976,983
Loss on derivative financial instruments	-	70,669
Stock-based compensation	-	1,100,120
Interest and other income	9,947	-
Changes in operating assets and liabilities:
Collection of finance leases	6,771,948	2,858,076
Service contracts receivable	-	128,677
Distributions from joint ventures	-	332,437
Other assets, net	(54,086)	(363,424)
Due to Manager and affiliates, net	(111,615)	(26,746)
Accrued expenses	(116,645)	(165,492)
Indemnification liability	-	357,211
Other current liabilities	(31,724)	(102,194)
Net cash provided by operating activities	5,091,081	1,315,990
Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	-	1,598,127
Proceeds from sale of equity interest in Pretel, net of cash included in sale	-	4,090,253
Investment in joint ventures	(55,532)	(8,158)
Distributions received from joint ventures in excess of profits	-	2,053,428
Principal received on notes receivable	446,499	785,628
Net cash provided by investing activities	390,967	8,519,278
Cash flows from financing activities:
Proceeds from sales of subsidiary shares	-	158,639
Distributions to noncontrolling interests	-	(792,629)
Cash distributions to members	(9,848,595)	(5,681,879)
Net cash used in financing activities	(9,848,595)	(6,315,869)
Effects of exchange rates on cash and cash equivalents	-	(88,393)
Net (decrease) increase in cash and cash equivalents	(4,366,547)	3,431,006
Cash and cash equivalents, beginning of year	6,171,596	2,740,590
Cash and cash equivalents, end of year	$1,805,049	$6,171,596

Supplemental disclosure of non-cash investing and financing activities:
Transfer from investment in joint ventures to notes receivable	$-	$1,251,414

ICON Income Fund Ten, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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